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                                                                       EXHIBIT 5

             OPINION AND CONSENT OF BROBECK, PHLEGER & HARRISON LLP

                                January 21, 2003


Cisco Systems, Inc.
170 West Tasman Drive
San Jose, California 95134-1706

      Re: Cisco Systems, Inc. - Registration Statement for Offering of 167,408 Shares of Common Stock

Dear Ladies and Gentlemen:

            We have acted as counsel to Cisco Systems, Inc., a California corporation (the "Company"), in connection with the registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of 167,408 shares of the Company's common stock reserved for issuance under the Psionic Software, Inc. 2000 Stock Option Plan as assumed by the Company (the "Psionic Plan").

            This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

            We have reviewed the Company's charter documents and the corporate proceedings taken by the Company with respect to the assumption of the Psionic Plan and the options outstanding thereunder in connection with the Company's acquisition of Psionic Software, Inc. Based on such review, we are of the opinion that if, as and when the shares of the Company's common stock are issued and sold (and the consideration therefor received) pursuant to the provisions of stock option agreements for the outstanding options assumed by the Company under the Psionic Plan and in accordance with the Registration Statement, such shares will be duly authorized, legally issued, fully paid and nonassessable.

            We consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement.

            This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Psionic Plan or the shares of the Company's common stock issuable under such plan.

                                            Very truly yours,


                                            /s/ Brobeck, Phleger & Harrison LLP
                                            BROBECK, PHLEGER & HARRISON LLP